Exhibit 10.1

ATTACHMENT 1

EXTENSION LETTER

[CLEARSIGN LETTERHEAD]

October 30, 2017

VIA ELECTRONIC MAIL AND HAND DELIVERY

steve.pirnat@clearsign.com

Mr. Stephen Pirnat

[ADDRESS INCLUDED IN EMPLOYMENT AGREEMENT]

Re:	Renewal of your employment agreement.

Dear Steve:

Pursuant to Section 1 of that certain employment agreement (the “Employment Agreement”) entered into on February 3, 2015 by and between you and ClearSign Combustion Corporation (the “Company”), the Compensation Committee of the Company’s Board of Directors has reviewed your performance and has determined to extend your employment and the Employment Agreement for a period of one year, until December 31, 2018.

Please acknowledge receipt of this letter and your agreement to continue providing your services to the Company in accordance with the Employment Agreement by dating and countersigning this letter at the space below and returning a copy to the undersigned.

Very truly yours,

/s/ Lon E. Bell
Lon E. Bell Chairman of the Compensation Committee

October 30, 2017

I have received the above letter and agree to provide my services in accordance with the terms of the Employment Agreement through December 31, 2018.

/s/ Stephen E. Pirnat
Stephen E. Pirnat